Leap's Response to Metro's Unsolicited Merger Offer

September 17, 2007


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LEAP


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Forward-Looking Statements

Statements made during this presentation that are not historical in nature, including statements about future events and performance, and statements including words like "expect," "plan" "intend" and similar terms, are forward-looking statements. Our actual results could differ materially from those stated or implied by such forward-looking statements. Factors that could cause actual results to differ from our forward-looking statements are detailed in the section entitled "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2006, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and in our other publicly filed reports. We undertake no obligation to update or revise any forward-looking statements.

Historical financial and operating data reflects the consolidated results of Leap, its subsidiaries and its non-controlled joint ventures LCW Wireless, LLC and Denali Spectrum, LLC ("Denali") for the periods indicated.

"Existing Markets" is defined as those markets in operation at the end of June 2005. "New Markets" refers to those markets covered by licenses purchased by Leap or Denali Spectrum, LLC in Auction 66.

This presentation includes financial information prepared in accordance with accounting principles generally accepted in the United States, or GAAP, as well as other financial measures referred to as non-GAAP. The non-GAAP financial measures in this presentation should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. For definitions of such non-GAAP terms and reconciliations of such terms to the most comparable GAAP measure, please see the information under the heading "Financial Reports – Non-GAAP Financial Measures" in the Investor Relations section of the Leap Wireless corporate website (www.leapwireless.com).

Metro's Proposal is Not In The Best Interests of Leap's Shareholders

LEAP

- Combination could have merit, but not on these terms
- Offer is financially inadequate
  - Improving market quality
  - Improving relative penetration
  - Converging relative subscriber economics
  - Valuation and no premium deal is financially inadequate
  - Synergies inequitably distributed
- Future uncertainty relative to stock offer
  - Concerns of rollout and competition in Metro's key markets
  - Concerns regarding Metro's lack of data and broadband strategy
  - Transition in Metro's leadership and integration plan not addressed
- Timing is opportunistic
  - Leap's relative prospects when compared to Metro's are not reflected in current offer
  - Public approach surprising in light of Leap's long history of attempting to collaborate
  - Spectrum auction deadline should not drive result

Leap Has More High Quality POPs to Launch

LEAP

- Leap has 35 of the top 50 markets in the US



Planned launch of more than 50mm POPs in high quality markets such as Chicago, Washington D.C., Baltimore and Philadelphia
Market Quality Score
Higher quality markets drive better potential penetration
Penetration of Covered POPs
Existing Markets
New Market Clusters
LCW Joint Venture
Sold Markets

Source: Leap Wireless

Note: Leap's analysis is that market quality score accounts for more than 60% of variability in observed market penetration.

Leap Growth Prospects Strong

- Leap's current spectrum portfolio has a greater weighting of new higher quality AWS markets, which will drive relative growth


AWS
48%
Core
30%
Expansion
22%

Planned POPs: ~103mm[1]


AWS
38%
Core
27%
Expansion
35%

Planned POPs: ~94mm[2]

[1] 2010 estimate based on Bear Stearns research, August 8, 2007.
[2] 2010 estimate based on Morgan Stanley research, August 6, 2007.

Market Quality Should Close Penetration Gap



Leap outperformed Metro on quality of acquired markets in both Auction 58 and Auction 66
Leap closed the market quality gap
Much larger gap in 2004 v. today
Market Quality Score
Core 2004
Auction 58
Auction 66
Total Markets - 2004
Total Markets - 2007
metroPCS
LEAP

Source: Leap Wireless

Note: Leap's analysis is that market quality score accounts for more than 60% of variability in observed market penetration.

Current Wall Street Estimates Do Not Reflect Leap's Potential

Relative Penetration – Wall Street Projections


metroPCS
?
LEAP
2007E
2008E
2009E
2010E
2011E
2012E

- Market quality also means higher penetration
- Leap's new market quality exceeds Metro's
- Leap has a greater portion of new markets to launch versus Metro

Source: Wall Street Research

Leap's ARPU Is Better Than Metro's


ARPU
$46
$44
$42
$40
$38
$36
Q4
Q1
Q2
Q3
Q4
Q1
Q2
2005
2006
2007
LEAP
metroPCS

Source: SEC filings

Estimated Margin Per Customer is Converging

Calculated Contribution Per User



$20
$15
$10
metroPCS
LEAP
2004
2005
2006

Source: SEC filings

Note: Calculated Contribution per User approximates monthly margin contribution by customer. Calculated Contribution per User defined as ARPU less CCU (monthly cash operating costs per user) less Churn Adjusted CPGA (monthly marketing costs per user).

Leap Value and Relative Prospects Are Not Reflected in Metro's Proposal

LEAP

- Does not reflect Leap's strong growth prospects
  - Market quality improving
  - Long term penetration potential
  - ARPU advantage likely sustainable
  - Advantages in data and broadband prospects
- Significantly discounts the contribution Leap would make to the combined company
  - Leap would contribute over half of the covered POPs
  - Likely stronger growth prospects
  - Unfairly values Leap
- Offers Leap shareholders no control premium
  - A 14.4% discount to Leap's 60 day average price prior to Metro's proposal
- Misallocates the value of synergies to Metro's shareholders
  - Leap's shareholders would not be compensated for the synergies they would generate

Metro’s Future is Uncertain

- Given stock offer concerns about Metro’s future performance
  - LA launch, while announced, has been delayed
  - Rollout strategy for New York is unclear
  - Developed data or broadband strategy
- The Metro offer does not address integration
  - Integration is key to the success of any merger
  - Management under transition at Metro

Conclusion

- Combination could have merit, but not on these terms
- Offer is financially inadequate
- Integration and management uncertainty
- Timing is opportunistic

Q&A


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